EXHIBIT 99.1

STEC Announces Second Quarter 2012 Results

SANTA ANA, Calif., Aug. 7, 2012 (GLOBE NEWSWIRE) -- STEC, Inc. (Nasdaq:STEC) announced today the Company's financial results for the second quarter ended June 30, 2012.

Revenue for the second quarter of 2012 was $40.7 million, a decrease of 50.7% from $82.5 million for the second quarter of 2011 and a decrease of 19.2% from $50.4 million for the first quarter of 2012.

GAAP gross profit margin was 36.6% for the second quarter of 2012, compared to 44.7% for the second quarter of 2011 and 35.9% for the first quarter of 2012. GAAP diluted loss per share was $1.07 for the second quarter of 2012, compared to diluted earnings per share of $0.18 for the second quarter of 2011 and a diluted loss per share of $0.23 for the first quarter of 2012.

Non-GAAP gross profit margin was 37.2% for the second quarter of 2012, compared to 44.9% for the second quarter of 2011 and 36.4% for the first quarter of 2012. Non-GAAP diluted loss per share was $0.27 for the second quarter of 2012, compared to diluted earnings per share of $0.23 for the second quarter of 2011 and a diluted loss per share of $0.17 for the first quarter of 2012.

A reconciliation of GAAP to non-GAAP results is provided in the tables included in this release.

Business Outlook

"Although we experienced traction in both the OEM and the newer enterprise areas of our business, we now believe that the period of transition that we are undergoing will continue through the third quarter of 2012," said Manouch Moshayedi, STEC's Chairman and Chief Executive Officer. "During the second quarter, we continued to progress through the demanding qualification processes for the next generation of key existing products, including our ZeusIOPS® SSD, our MACH16™ SSD, and our new PCIe solid state accelerator. In addition, we also launched EnhanceIO™, our recently announced data caching software. With our PCIe product, we will enter a developing market that is showing signs of potential growth. With EnhanceIO, we enter a new market in which our software solution could benefit enterprise users of storage, servers and even those who have historically employed hardware solutions from our competitors.

"Less than a year ago, we began the strategic process to fundamentally shift our business model from addressing the SSD market solely through traditional OEMs to a model mixing OEMs with emerging SSD system vendors, enterprises and non-traditional end-user customers. In order to address the needs of large- to medium- enterprises, we have been building our sales and marketing infrastructure to cater to enterprises directly and develop our new vertical market strategy. We are also working with partners in the existing channel to increase the availability of our products worldwide.

"We anticipate that within the next few quarters, enterprise customers will become important contributors to our revenue. Our eventual expectation is that our sales will come from a healthy mix of traditional OEM, enterprise, and channel accounts. The potential benefits of our marketing diversification strategy could include increasing our total addressable market, reducing dependency on a few customers, and shortening our overall sales cycle."

Guidance

STEC's current expectation for the third quarter of 2012 is as follows:

  Revenue to range from $40 million to $42 million.
  Non-GAAP diluted loss per share to range from $0.27 to $0.31.

STEC's projected non-GAAP loss per share results exclude employee stock compensation expense and other items that the Company does not consider indicative of its underlying business performance.

Litigation Loss Contingency

On July 30, 2012, the parties to the previously disclosed federal class action filed against the Company and several of its senior officers and directors in the United States District Court for the Central District of California attended a mediation to explore a potential settlement. During the mediation, the parties considered a settlement that would create a fund for the benefit of the settlement class, with no admission or concession of wrongdoing by the Company or any other defendants, in exchange for a full and complete release of all claims that were or could have been asserted in the federal class action.

Negotiations are ongoing, and in the event that the parties are able to reach an agreement in principle, the settlement would be subject to final documentation of the agreement, the execution of a stipulation of settlement, as well as preliminary and final approval by the Court. The Company has revised its assessment of this loss contingency and estimates the range of probable loss for the federal class action to be between $34 million and $36 million. The Company has recorded a $35 million loss accrual in current accrued and other liabilities, which represents the Company's best estimate of the probable loss and is the mid-point of the estimated settlement range. The Company has also recorded a receivable of $20 million related to insurance claims receivable based on the estimated amount of probable insurance contribution from the Company's directors and officers insurance. The Company has recorded the estimated settlement loss and related estimated insurance recoveries in other (expense) income in the accompanying statement of operations resulting in a net charge of $15 million for the second quarter ended June 30, 2012. Upon final settlement, the actual loss incurred may vary from the loss recorded at June 30, 2012 and may be subject to future adjustment. The Company believes that this contemplated settlement of the federal class action would result in a release of the previously disclosed class action filed against the Company and several of its senior officers and directors in the Superior Court of Orange County, California.

Deferred Tax Asset Valuation Allowance

Under generally accepted accounting principles ("GAAP"), the Company is required to assess the need to record a valuation allowance on STEC's deferred tax assets based on consideration of evidence to support whether such deferred tax assets will be utilized in the future based on "a more likely than not" realization standard. In making such determinations, significant weight is given to evidence that can be objectively verified. Therefore, a major factor in the Company's assessment was that its U.S. operations fell into a three year cumulative loss in the second quarter of 2012, as current U.S. based losses replace historical profits in the three year rolling average calculation. In addition, the Company considered other objectively verifiable positive and negative evidence. Based on the Company's analysis and GAAP criteria, we established a $25.8 million non-cash valuation allowance, which is included in our second quarter of 2012 provision for income taxes.

The non-cash valuation allowance on the Company's U.S. net deferred tax assets does not have any impact on the Company's cash or the Company's ability to fully utilize its tax losses, tax credits or other deferred tax assets in future periods. Further, the establishment of a valuation allowance against the Company's U.S. net deferred taxes has no impact on its foreign taxes, including the tax benefits that the Company is currently receiving for its operations in Malaysia through the grant of an income tax holiday.

Conference Call

STEC will hold an open conference call to discuss results for the second quarter of 2012. The call will take place today at 1:30 p.m., Pacific/ 4:30 p.m., Eastern. The call-in numbers for the conference are (877) 645-6380 (United States and Canada) and (914) 495-8562 (International).

Webcast

This call will be webcast. The webcast can be accessed by clicking on the red "Investors" tab at the top of the home page at www.stec-inc.com. Then click on the "Audio Presentations" button.

Replay

The webcast will also be archived and available for replay beginning approximately two hours after the live call concludes.

About STEC, Inc.

STEC, Inc. is a leading global provider of enterprise-class solid-state drive (SSD) technologies and solutions tailored to meet the high-performance, high-reliability and high-endurance needs of today's data-intensive server and storage platforms. With headquarters in Santa Ana, California, and locations worldwide, STEC leverages almost two decades of solid-state knowledge and experience to design, manufacture and deliver the most comprehensive line of PCIe, SAS, SATA, and embedded SSDs on the market today. In addition, STEC's EnhanceIO SSD Cache Software enables IT managers to cost-effectively scale server application performance. For more information, please visit www.stec-inc.com.

For information about STEC and to subscribe to the Company's "Email Alerts" service, please visit STEC's web site at www.stec-inc.com, click on the red "Investors" tab at the top of the home page and then click "Email Alerts."

The STEC, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=1079

STEC, the STEC logo, ZeusIOPS, MACH16, and EnhanceIO are either registered trademarks or trademarks of STEC, Inc. in the United States and certain other countries. All other trademarks or brand names referred to herein are the property of their respective owners.

Use of Non-GAAP Financial Information To supplement the consolidated financial results prepared in accordance with GAAP, STEC uses non-GAAP financial measures (non-GAAP gross profit, non-GAAP gross profit percentage, non-GAAP operating expenses, non-GAAP operating (loss) income, non-GAAP operating margin percentage, non-GAAP other (expense) income, non-GAAP (loss) income and non-GAAP diluted (loss) earnings per share) that exclude employee stock compensation, employee severance, securities litigation costs, intellectual property litigation costs, litigation loss contingency and deferred tax asset valuation allowance. Management excludes these items because it believes that the non-GAAP measures enhance an investor's overall understanding of STEC's financial performance and future prospects by being more reflective of the Company's core, recurring operational activities and to be more comparable with the results of the Company over various periods. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. Guidance is provided only on a non-GAAP basis due to the inherent difficulty of forecasting the timing or amount of such items. Difficulties in forecasting the non-GAAP items include the timing of issuing employee stock compensation, which could impact the valuation and related expense, and the timing of employee severance payments. These items could be materially significant to the Company's GAAP results in any period. By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the Company's core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies' financial information and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. A complete reconciliation between GAAP and non-GAAP information referred to in this release is provided in tables included in this release. Certain amounts reported in prior releases may have been reclassified to conform to the current quarter's non-GAAP presentation.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995.This release contains forward-looking statements that involve risks and uncertainties, including, but not limited to, statements concerning growing acceptance, adoption and qualification of SSDs within the enterprise storage and server markets; the qualification of STEC's fourth generation ZeusIOPS SSD, MACH16 SSD, PCIe solid state accelerator, EnhanceIO caching software, and other developing technologies; the qualification of STEC's products and solutions into emerging SSD system vendors, enterprises and non-traditional end-user customers; leveraging STEC's sales and marketing infrastructure to cater to enterprises directly and develop a new vertical market strategy; STEC's key product line initiatives and development; the transition from one product generation to the next; the length of qualification cycles; the capabilities, performance, cost advantages, and benefits of STEC's products and solutions; the rapidly evolving enterprise storage and server markets; expected third quarter of 2012 revenue and loss per share; and the anticipated settlement of the previously disclosed federal and state class actions filed against the Company and several of its senior officers and directors. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. Although STEC believes that the forward-looking statements contained in this release are reasonable, it can give no assurance that its expectations will be fulfilled. Important factors which could cause actual results to differ materially from those expressed or implied in the forward-looking statements are detailed in filings with the Securities and Exchange Commission made from time to time by STEC, including its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and its Current Reports on Form 8-K. Special attention is directed to the portions of those documents entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." The information contained in this press release is a statement of STEC's present intention, belief or expectation. STEC may change its intention, belief, or expectation, at any time and without notice, based upon any changes in such factors, in STEC's assumptions or otherwise. STEC undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

STEC, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)

	June 30, 2012	December 31, 2011
ASSETS:
Current Assets:
Cash and cash equivalents	$ 207,171	$ 180,853
Accounts receivable, net of allowances of $3,173 at June 30, 2012 and $3,010 at December 31, 2011	19,364	30,475
Inventories	34,613	58,629
Insurance Claim Receivable	21,217	1,583
Other current assets	6,399	7,384
Total current assets	288,764	278,924

Leasehold interest in land	2,527	2,549
Property, plant and equipment, net	33,172	34,287
Goodwill	1,682	1,682
Long-term intangible assets	5,302	6,185
Deferred income taxes, net	--	12,137
Other long-term assets	814	818
Total assets	$ 332,261	$ 336,582

LIABILITIES AND SHAREHOLDERS' EQUITY:
Current Liabilities:
Accounts payable	$ 19,109	$ 6,837
Accrued and other liabilities	48,406	14,309
Total current liabilities	67,515	21,146

Other long-term payables	4,173	5,083

Commitments and contingencies	--	--
Shareholders' Equity:
Preferred stock, $0.001 par value, 20,000 shares authorized, no shares issued and outstanding	--	--
Common stock, $0.001 par value, 100,000 shares authorized, 46,587 shares issued and outstanding as of June 30, 2012 and 46,110 shares issued and outstanding as of December 31, 2011	47	46
Additional paid-in capital	142,716	132,211
Retained earnings	117,810	178,096
Total shareholders' equity	260,573	310,353
Total liabilities and shareholders' equity	$ 332,261	$ 336,582

STEC, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME
(in thousands, except per share amounts)

	Quarter Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Net revenues	$ 40,705	$ 82,451	$ 91,120	$ 177,395
Cost of revenues	25,816	45,604	58,139	100,275
Gross profit	14,889	36,847	32,981	77,120

Sales and marketing	6,880	6,053	13,536	11,719
General and administrative	13,315	7,905	22,529	15,314
Research and development	17,471	12,987	33,574	24,987
Total operating expenses	37,666	26,945	69,639	52,020

Operating (loss) income	(22,777)	9,902	(36,658)	25,100
Other (expense) income	(14,342)	90	(14,111)	43
(Loss) income from operations before income taxes	(37,119)	9,992	(50,769)	25,143
Provision for income taxes	12,478	298	9,517	1,301
Net (loss) income	(49,597)	9,694	(60,286)	23,842
Other comprehensive gain (loss)	--	--	--	--
Comprehensive (loss) income	$ (49,597)	$ 9,694	$ (60,286)	$ 23,842

Net (loss) income per share:
Basic	$ (1.07)	$ 0.19	$ (1.30)	$ 0.46
Diluted	$ (1.07)	$ 0.18	$ (1.30)	$ 0.45

Shares used in per share computation:
Basic	46,340	51,495	46,240	51,361
Diluted	46,340	52,652	46,240	52,672

STEC, INC.

Non-GAAP Reconciliations

The non-GAAP financial measures included in the following tables are non-GAAP gross profit, non-GAAP gross profit percentage, non-GAAP operating expenses, non-GAAP operating (loss) income, non-GAAP operating margin percentage, non-GAAP other (expense) income, non-GAAP (loss) income and non-GAAP diluted (loss) earnings per share, which adjust for the following items: (a) employee stock compensation expense, (b) employee severance, (c) securities and SEC litigation, (d) intellectual property litigation costs, (e) litigation loss contingency and (f) deferred tax asset valuation allowance. Management believes these non-GAAP financial measures enhance an investor's overall understanding of the Company's financial performance and future prospects by being more reflective of the Company's core, recurring operational activities and are more comparable with the results of the Company over various periods. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies' financial information and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Details of the items excluded from GAAP financial results in calculating non-GAAP financial measures and explanatory footnotes are as follows:

a)      Employee stock compensation costs incurred in connection with Accounting Standards Codification 718, "Compensation -- Stock Compensation," have been excluded as management omits these expenses when evaluating its core operating activities, for strategic decision making, forecasting future results and evaluating current performance.

b)      Employee severance relates to one-time costs incurred in conjunction with the termination of certain employees. As an accommodation, the Company provides compensation in the form of severance to certain employees subject to termination without cause. Management believes that excluding severance costs from operating results provides investors with a better means for measuring current Company performance.

c)      In the fourth quarter of 2009 and first quarter of 2010, certain class action securities and shareholder derivative actions were filed against the Company and certain officers and directors of the Company. In addition, the SEC was conducting a formal investigation involving the trading in the Company's securities, which on July 19, 2012 resulted in the SEC filing a civil action against the Company's Chairman and CEO, Manouch Moshayedi (the SEC also notified the Company that it would not bring an enforcement action against the Company or any of its other executive officers). Under the Company's Directors and Officers insurance policies, certain legal fees related to these matters are not reimbursable. Management believes these legal fees that are not eligible for insurance reimbursement should be excluded when evaluating core operations.

d)     On September 7, 2011, Solid State Storage Solutions, Inc. filed a patent infringement suit against the Company and several other defendants. According to the complaint, the patents relate to solid-state drives employing a controller chip and a plurality of NAND flash devices. The Company believes the lawsuit is without merit and intends to vigorously defend itself. Management believes that legal fees and expenses incurred in conjunction with this lawsuit should be excluded when evaluating core operations and current performance.

e)      In connection with the legal matters described in c) above, the Company has accrued an estimated loss contingency. Management believes that the litigation loss contingency is not part of its core operating activities and should be excluded when evaluating current performance.

f)       In accordance with ASC Topic 740, Income Taxes, the Company determined based upon an evaluation of all available objectively verifiable evidence, including but not limited to the probability that the Company's U.S. operations may be in a cumulative three year loss by the end of 2012,that a non-cash valuation allowance should be established as of June 30, 2012 against its U.S. deferred tax assets which are comprised primarily of accumulated and unused U.S. tax credits and 2012 net operating losses. The establishment of a full non-cash valuation allowance on the Company's U.S. deferred tax assets does not have any impact on its cash, nor does such an allowance preclude the Company from utilizing its tax losses, tax credits or other deferred tax assets in future periods. Management believes that the non-cash valuation allowance against U.S. deferred tax assets benefitted in prior periods should be excluded with respect to evaluating the current performance of the Company.

g)      The amount represents the estimated income tax effect of the non-GAAP adjustments. Starting in the second quarter of 2011, the Company calculated the tax effect of non-GAAP adjustments by applying an applicable estimated jurisdictional tax rate to each specific non-GAAP item. Prior to the second quarter of 2011, the Company utilized the consolidated effective tax rate to estimate the tax effect of non-GAAP adjustments.

STEC, INC.
Schedule Reconciling GAAP (Loss) Income to Non-GAAP (Loss) Income
($ in thousands, except per share amounts)
(unaudited)

	For the Quarters Ended
	June 30,	June 30,	March 31,
	2012	2011	2012
GAAP net (loss) income	$ (49,597)	$ 9,694	$ (10,689)

The non-GAAP amounts have been adjusted to exclude the following items:

Excluded from cost of sales:
Employee stock compensation (a)	$ 244	$ 138	$ 221
Employee severance (b)	--	--	52
Total excluded from cost of sales	244	138	273

Excluded from operating expenses:
Employee stock compensation (a)	3,930	3,100	3,440
Employee severance (b)	128	--	275
Securities and SEC litigation costs (c)	4,352	--	204
IP litigation costs (d)	400	--	115
Total excluded from operating expenses	8,810	3,100	4,034

Excluded from other (expense) income:
Litigation loss contingency (e)	15,000	--	--
	15,000	--	--

Total excluded from cost of sales, operating expenses and other (expense) income before income taxes	24,054	3,238	4,307

Income tax effect on non-GAAP adjustments (g)	(82)	(1,001)	(1,499)
Total excluded from cost of sales and operating expenses after taxes	23,972	2,237	2,808

Excluded from provision for income taxes:
Deferred tax asset valuation allowance (f)	13,233	--	--
Total non-GAAP adjustments after income taxes	37,205	2,237	2,808

Non-GAAP (loss) income	$ (12,392)	$ 11,931	$ (7,881)

GAAP diluted (loss) earnings per share	$ (1.07)	$ 0.18	$ (0.23)
Impact of non-GAAP adjustments on diluted earnings per share	0.80	0.05	0.06
Non-GAAP diluted (loss) earnings per share	$ (0.27)	$ 0.23	$ (0.17)

(a) - (g) See corresponding footnotes above.

STEC, INC.
Selected Non-GAAP Financial Information
($ in thousands)
(unaudited)

	For the Quarters Ended
	June 30,	June 30,	March 31,
	2012	2011	2012

GAAP gross profit	$ 14,889	$ 36,847	$ 18,092
Employee stock compensation (a)	244	138	221
Employee severance (b)	--	--	52
Non-GAAP gross profit	$ 15,133	$ 36,985	$ 18,365

GAAP gross profit %	36.6%	44.7%	35.9%
Effect of reconciling item on gross profit %	0.6%	0.2%	0.5%
Non-GAAP gross profit %	37.2%	44.9%	36.4%

GAAP operating expenses	$ 37,666	$ 26,945	$ 31,973
Employee stock compensation (a)	(3,930)	(3,100)	(3,440)
Employee severance (b)	(128)	--	(275)
Securities and SEC litigation costs (c)	(4,352)	--	(204)
IP litigation costs (d)	(400)	--	(115)
Non-GAAP operating expenses	$ 28,856	$ 23,845	$ 27,939

GAAP operating (loss) income	$ (22,777)	$ 9,902	$ (13,881)
Employee stock compensation (a)	4,174	3,238	3,661
Employee severance (b)	128	--	327
Securities and SEC litigation costs (c)	4,352	--	204
IP litigation costs (d)	400	--	115
Non-GAAP operating (loss) income	$ (13,723)	$ 13,140	$ (9,574)

GAAP operating margin %	-56.0%	12.0%	-27.5%
Effect of reconciling items on operating margin %	22.3%	3.9%	8.5%
Non-GAAP operating margin %	-33.7%	15.9%	-19.0%

GAAP other (expense) income	$ (14,342)	$ 90	$ 231
Litigation loss contingency (e)	15,000	--	--
Non-GAAP other (expense) income	$ 658	$ 90	$ 231

(a) - (e) Refer to the corresponding footnotes above.
CONTACT: STEC, Inc.
         Mitch Gellman, Vice President of Investor Relations
         (949) 260-8328
         ir@stec-inc.com